PRICING SUPPLEMENT NO. 28                                         Rule 424(b)(3)
DATED: December 9, 1998                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:             Floating Rate Notes        Book Entry Notes
$13,400,000                   [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
December 14, 1998             [_]                        [_]


Maturity Date:                CUSIP#: 073928 FZ 1
December 14, 1999

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                                 Optional          Optional
                         Redemption              Repayment         Repayment
Redeemable On            Price(s)                Date(s)           Price(s)

N/A                      N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]     Commercial Paper Rate            Minimum Interest Rate: N/A

[_]     Federal Funds Rate               Interest Reset Date(s): *

[_]     Treasury Rate                    Interest Reset Period: Monthly

[_]     LIBOR Reuters                    Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                       Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***

 Index Maturity:  One Month

 Spread (plus or minus): +0.20%
------------------------------------



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

*     1/14/99, 2/15/99, 3/15/99, 4/14/99, 5/14/99, 6/14/99, 7/14/99, 8/16/99,
      9/15/99, 10/14/99 and 11/15/99.

**    1/14/99, 2/15/99, 3/15/99, 4/14/99, 5/14/99, 6/14/99, 7/14/99, 8/16/99,
      9/14/99, 10/14/99, 11/15/99 and 12/14/99.

*** The one-month LIBOR rate on December 10, 1998 plus 20 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.






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